Exhibit 99.1

                      Filed by Horizon Bancorp (0-10792)
Pursuant to Rule 425 under the Securities Act of 1933

Subject Company:  Heartland Bancshares, Inc.

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: February 10, 2012

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Definitive Agreement to Acquire Indiana-Based
 Heartland Bancshares, Inc.

Michigan City, Indiana (NASDAQ GM: HBNC)– Horizon Bancorp, an Indiana headquartered community bank holding company, announced today that it entered into a definitive agreement to acquire Heartland Bancshares, Inc. (OTCBB:  HRTB) and its wholly-owned subsidiary, Heartland Community Bank, based in Franklin, Indiana. Under the terms of the merger agreement, Horizon has agreed to issue 0.54 shares (subject to adjustment) of its common stock for each share of Heartland common stock outstanding at the effective time of the merger.  Based upon the closing price of Horizon’s common stock of $18.00 on February 8, 2012, the indicated value of the transaction was approximately $9.72 per share of Heartland’s common stock. Subject to Heartland’s shareholder and regulatory approval, the companies anticipate the transaction will close in the second quarter of 2012.

“We are enthusiastic about the opportunity to expand our presence in Central Indiana, which is an attractive, growth-oriented market.” said Craig M. Dwight, Horizon’s President and CEO. “Heartland, which has the No. 1 deposit share in Johnson County, will provide a strong foothold in Central Indiana and further establish Horizon’s position as an Indiana-focused financial institution.”

Heartland Community Bank has reported total assets of approximately $246.0 million, total deposits of approximately $217.9 million and total loans of approximately $137.7 million on December 31, 2011 (all amounts are unaudited).

Dwight added, “Horizon anticipates the acquisition will be accretive to earnings per share after transaction costs. By consolidating back-office capabilities, Horizon anticipates a 25% operating cost savings compared with Heartland’s current operations.” Dwight also indicated that Horizon has a successful track record of integrating acquired companies, such as American Trust & Savings Bank (acquired in 2010) and Alliance Financial Corporation (acquired in 2005), and believes they will be equally successful in integrating the Heartland operations into Horizon’s.

Based on Horizon’s closing price per share and Heartland’s total dilutive shares outstanding, the acquisition pricing is approximately $14.0 million on February 8, 2012, based on 1,442,730 outstanding shares of Heartland common stock.

This merger will be a tax-free exchange for Heartland’s shareholders.  In addition, Horizon has agreed to redeem all of Heartland’s outstanding preferred Series B and C Shares held by the United States Treasury Department under their Capital Purchase Program.

The merger agreement provides that Heartland Bancshares, the holding company of Heartland Community Bank, will be merged into Horizon Bancorp and that Heartland Community Bank will merge into Horizon Bank, N.A., the wholly-owned bank subsidiary of Horizon Bancorp. The banks will operate under a single Horizon Bank charter, and the bank will operate in Central Indiana as “Heartland Community Bank, a Horizon Company.” Heartland serves Central Indiana, south of Indianapolis, and has the No. 1 deposit market share in Johnson County.

Completion of the transaction is subject to certain conditions, including the approval of Heartland’s shareholders, the receipt of all necessary banking agency approvals, the maintenance of Heartland’s level of certain past due or adversely-classified loans at or below certain dollar thresholds, the satisfactory completion of reviews by Horizon of the title to and environmental status of the real estate properties of Heartland, and the satisfaction of other terms and conditions.  The exchange ratio may be decreased if and to the extent that Heartland’s consolidated common shareholders’ equity (subject to certain adjustments specified in the merger agreement) is not maintained at or above a certain level through the time of closing.The exchange ratio may also be adjusted in the manner prescribed in the merger agreement based upon the closing of certain commercial loans prior to the closing of the merger and a significant decrease in Horizon's common stock price.

Dwight commented, “This merger is consistent with Horizon’s philosophy of acquiring other banks that have corporate cultures and core values similar to Horizon’s and a commitment to serving their local community. We anticipate that retaining the Heartland name will enable us to capitalize on the visibility and goodwill Heartland has built since opening its doors in 1997. We expect Horizon to contribute a higher level of capital strength, operational efficiency, and earnings strength to the resulting combined organization.”

Heartland’s co-founders, Steve Bechman, President and CEO, and Jeffrey Goben, Executive Vice President, will continue to manage Heartland’s operations in Central Indiana.   In addition, one member of Heartland’s Board of Directors will be added to Horizon Bank’s board, and a local advisory board will be established shortly after the closing.

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern Indiana and Southwest Michigan.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.accesshorizon.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

Additional Information

In connection with the proposed merger, Horizon will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Heartland and a Prospectus of Horizon, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents Horizon has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents Horizon has filed with the SEC by contacting Mary McColl, Shareholder Relations Officer, 515 Franklin Square, Michigan City, Indiana 46360, telephone: (219) 874-9272  or on Horizon’s website at www.accesshorizon.com under the tab “Investor Relations” and then under the heading “Information Requested”. The information available through Horizon’s website is not and shall not be deemed part of this press release or incorporated by reference into other filings Horizon makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Horizon and Heartland and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Heartland in connection with the proposed merger. Information about the directors and executive officers of Horizon is set forth in the proxy statement for Horizon’s 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 23, 2011.

Forward-Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Item 1A “Risk Factors” of Part II of Horizon’s Form 10-Q for the quarter ended September 30, 2011. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this press release. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

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